UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2026

The Honest Company, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40378	90-0750205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12130 Millennium Drive, #500 Los Angeles, CA		90094
(Address of Principal Executive Offices)		(Zip Code)
(888) 862-8818
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HNST	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On February 25, 2026, The Honest Company, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2025. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information provided in this Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 24, 2026, the Compensation Committee of the Board of Directors (the “Committee”) of The Honest Company, Inc. (the “Company”) approved and adopted The Honest Company, Inc. Severance Plan (the “Severance Plan”), pursuant to which the Company’s Chief Executive Officer (“CEO”) and certain other officers of the Company, including the Company’s currently serving named executive officers (each, including the CEO, a “Covered Employee”) will be eligible to receive certain severance benefits as described in the Severance Plan. Among other eligibility conditions, a Covered Employee must sign and return a participation agreement to be eligible to participate in the Severance Plan.

Under the terms of the Severance Plan, in the event the Company terminates a Covered Employee’s employment without cause (other than due to death or disability) or the Covered Employee resigns for good reason, in either case during the three month period prior to and ending 12 months following the date of a change in control of the Company (the “Change in Control Period”), and the Covered Employee timely executes a general release of claims against the Company, the Covered Employee will receive the following severance benefits:

•a lump sum payment equal to one times annual base salary and target cash bonus (two times in the case of the CEO);
•a lump sum payment equal to the Covered Employee’s target annual cash bonus for the year of termination, prorated for the number of days worked during such year;
•payment of COBRA premiums for continued health care coverage for a period of up to 12 months (up to 18 months in the case of the CEO); and
•full accelerated vesting of outstanding equity awards (based on the higher of target or, if measurable, actual performance for performance-based equity awards for which the performance period has not been completed, unless otherwise provided in an individual award agreement).

In addition, in the event that the Company terminates a Covered Employee’s employment without cause (other than due to death or disability) or the Covered Employee resigns for good reason, in either case other than during a Change in Control Period, and the Covered Employee timely executes a general release of claims against the Company, the Covered Employee will receive the following severance benefits:

•a lump sum payment equal to one times annual base salary;
•a lump sum payment equal to the Covered Employee’s target annual cash bonus for the year of termination, prorated for the number of days worked during such year; and
•payment of COBRA premiums for continued health care coverage for a period of up to 12 months.

The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2026.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated February 25, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Honest Company, Inc.

Date:	February 25, 2026	By:	/s/ Curtiss Bruce
Name: Curtiss Bruce
Title: Executive Vice President, Chief Financial Officer